Limited Use Embedded Solutions Partner
                     SOURCE CODE SOFTWARE LICENSE AGREEMENT


         THIS LICENSE AGREEMENT (the "Agreement") is made and entered into this 7/22/99 ("Effective Date"), by and between Dataware Technologies, Inc. whose principal office is at One Canal Place, Cambridge MA 01741, ("Dataware") and Word Cruncher Internet Technologies Inc. whose principal office is at 405 East 12450 South, Draper, UT 84092 ("LICENSEE").

         Whereas, Dataware is sole proprietor of the Search Engine, as defined below, and desires to license such Search Engine to LICENSEE under the terms of this Agreement; and

         Whereas, LICENSEE desires to license such Search Engine from Dataware, and to incorporate such Search Engine with the LICENSEE'S Web Site, as defined below.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.       DEFINITIONS.

         1.1      For purposes of this Agreement:

                  (a) Code. "Code" shall mean computer programming code for the Search Engine in both object Code and Source Code.

                  (b)  Documentation.   "Documentation"  shall  mean  Dataware's
standard user manuals, on-line help, and other written and graphic materials related to the Search Engine.

                  (c) End User. "End User" shall mean an Internet user who accesses LICENSEE's Web Site.

                  (d) Object Code. "Object Code" shall mean the machine-readable form of the Code.

                  (e) Search Engine. "Search Engine" shall mean Dataware's proprietary search and filtering engines Code, as described in Exhibit B, but excluding the following components:

                           (i)      Inso Filters; and

                           (ii)     inXight.

                  (f) Source Code. "Source Code" shall mean the human-readable form of the Code.

                  (g) Web Host. "Web Host" shall mean an entity identified in Exhibit A that stores any Web Site on its Web Server, receives or stores commands or data transmitted by End-Users and transmits Web Page data to End-Users' Internet addresses.

                  (h) Web Page. "Web Page" means each individual screen display contained in Web Site.

                  (i) Web Server. "Web Server" shall mean each computer that delivers any Web Page, which is located in the territory described in Exhibit A.

                  (j) Web Site. "Web Site" shall mean all Web Pages associated with LICENSEE and its products or services, which incorporates the Object Code, are stored by Web Host on Web Server, and have the URL, target market and other features described in Exhibit A.

2.       RIGHTS AND RESTRICTIONS.

         2.1 License. Subject to the terms of this Agreement, Dataware hereby grants to LICENSEE, and LICENSEE accepts, the no-exclusive, non-transferable, limited use license under Dataware's copyrights, and patents, if any, to the Search Engine to incorporate the Object Code with the Web Site, and to use the Source Code solely in support of the authorized use of Search Engine during the term of this Agreement.

         2.2 Ownership. LICENSEE shall retain all rights, title and interest in and to the Web Site, except that Dataware shall retain all rights, title and interest in and to the Search Engine including all enhancements, modifications, derivative works and improvements to the Search Engine developed by or for Dataware. LICENSEE SHALL HAVE NO RIGHT TO AMEND, MODIFY, ALTER OR PREPARE
DERIVATIVE WORKS OF THE SEARCH ENGINE SAVE AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR AS OTHERWISE EXPRESSLY AUTHORIZED BY DATAWARE IN WRITING.

         2.3 Restrictions. LICENSEE acknowledges and agrees that the Search Engine is proprietary to Dataware and contains Dataware's proprietary information and, in order to protect such proprietary rights and information, LICENSEE agrees not to sell, license, sublicense, disclose, rent or otherwise transfer the Search Engine to any third party except as expressly provided in this Agreement. Neither party shall during the term of this Agreement (including any renewal thereof), nor for a period of 12 months following termination of this Agreement, directly or indirectly solicit the employment of any employee of the other.

         2.4 Reproduction. Dataware will provide LICENSEE with one master copy of the Object Code, and one master copy of the Source Code to the Search Engine. LICENSEE may only amend, modify and alter the Source Code to the Search Engine to customize the Search Engine for use with the Web Site and not for any other purpose without Dataware's prior written agreement. All modifications, adaptations and derivative works of the Source Code to the Search Engine licensed under this Agreement made by LICENSEE shall be owned by LICENSEE, provided that LICENSEE grants to Dataware a non-exclusive and fully paid up license in and to such modifications, adaptations, and derivative works of the Search Engine for internal purposes; negotiates in good faith, upon Dataware's request, the terms of a license in and to such modifications, adaptations, and derivative works of the Search Engine for commercial purposes; and otherwise observes the restrictions of t his Agreement.

3.       CODE.

         3.1 Object Code. The Object code shall not be sold, licensed, sublicensed, disclosed, rented or otherwise transferred to third parties, except that LICENSEE may permit Web Host to store the Object Code with Web site on Web Server and to transmit data from Search Engine to End Users' Internet addresses.

         3.2 Source Code. The Source Code to the Search Engine shall not be sold, licensed, sublicensed, disclosed, rented or otherwise transferred to third parties except that the Search Engine may be made accessible only to those subcontractors of LICENSEE, if any, approved in writing by Dataware, and those employees of LICENSEE requiring access to Source Code to develop and maintain the Web Site, who shall have FIRST executed a confidentiality agreement with terms at least as protective of the Source Code to the Search Engine as those contained in this Agreement.

4.       FEES AND STATEMENTS.

         4.1 Fees. LICENSEE shall pay to Dataware or its designee those fees specified in Exhibit C, at the time and in the manner specified therein. Failure of LICENSEE to pay any amounts when due shall result in the accrual of interest on the remaining unpaid balance at a rate equal to the lesser of one and one half percent (1 1/2%) per annum or the maximum rate allowed by law.

         4.2 Inspection Rights. LICENSEE will keep and maintain, for a period of five (5) years complete and accurate records of LICENSEE's use of the Search Engine and Documentation and such other matters as may affect the determination of any amount payable to Dataware hereunder in sufficient detail to enable Dataware or Dataware's professional advisors to determine any amounts payable to Dataware under this Agreement. Dataware may inspect such records to verify LICENSEE's statements. Any such inspection will be conducted only by Dataware's professional advisers during regular business hours at LICENSEE's offices in a manner that doe snot unreasonably interfere with LICENSEE's business activities. Such inspection shall be at Dataware's cost and expense; provided, however, that such inspection shall be at Licensee's cost and expense if such inspection reveals that Licensee underpaid its fees due to Dataware hereunder by more than 5%. Such inspections may be conducted no ore than once in any twelve (12) month period. In the event that Dataware wishes to inspect such records, LICENSEE will make the relevant records available to such professional advisers. Such advisers may use LICENSEE records solely for the purpose of verifying royalty payments and may not use information obtained from LICENSEE records for any other purpose or disclose confidential information made available to the independent accountants by the LICENSEE in the course of such inspection. In no event may Dataware commence an inspection of any statement later than five (5) years from the date of such statement.

         4.3 Taxes. LICENSEE's payments required under this Section 4 are exclusive of taxes except as provided herein, and LICENSEE agrees to bear and be solely responsible for the payment of all such taxes, other than taxes payable on Dataware's net income, including but not limited to all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with the use, manufacture or sale of the Search Engine or the Web Site.

5.       MARKETING.

         LICENSEE shall provide to Dataware, at no cost, a link from each Web Site on the Internet to Dataware's home page on the Internet and shall permit Dataware to establish, at no cost, a link from Dataware's Web Site to LICENSEE's home page on each Web Site.

6.       PRODUCT WARRANTY.

         6.1 Warranty. Dataware warrants to LICENSEE (and not to any other party) that, for a period of thirty (30) days from the date of delivery to LICENSEE of the master copy of the Object Code, the Search Engine will substantially perform the functions described in the Documentation for such Search Engine. Dataware warrants that it has the right and authority to enter into this Agreement and to license the Search Engine to LICENSEE in accordance with the terms hereof, and as of the Effective Date, is not aware of any claim that the Search Engine infringes any copyright, patent or trade secret rights of any third party. Dataware EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, TO THE MAXIMUM EXTENT PERMITTED BY LAW. LICENSEE's sole remedy for failure of the Search Engine to meet this warranty shall be limited to having Dataware use commercially reasonable efforts to correct documented nonconformances within a reasonable period of time, provided that LICENSEE shall return to Dataware all copies of the nonconforming Search Engine.

         6.2 Year 2000 Warranty. Dataware warrants that the occurrence in or use by the Search Engine of dates before, on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that the Search Engine will create, store, process and output information related to or including Millennial Dates without error or omissions and at no additional cost to Licensee. The Search Engine includes calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data, values that reflect the century, and that the Search Engine will (i) manage and manipulate data involving dates, including single century and multiple century dates, and will not cause an abnormal abend or abort or result in the generation of incorrect values or invalid output involving such dates; and (ii) include the indication of the correct century in all date-related user interface functionalities; (iii) include the indication of the correct century in all date-related system-to-system or application-to-application data interface functionalities; and (iv) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; provided however that this Section shall not apply to the extent that the Search Engine is not used in accordance with the Documentation provided by Dataware, and to the extent that any other products (e.g., hardware, software, firmware) used in combination with the Search Engine do not properly exchange date data with the Search Engine.

         6.3 No Pass Through. LICENSEE will not pass through to End Users the warranties in Sections 6.1 or 6.2 or the benefit thereof and shall make no other representations to End Users on behalf of Dataware. LICENSEE shall be solely responsible for providing support and warranty service to End Users for the Search Engine and Web Site. LICENSEE shall indicate to End Users that they must look solely to LICENSEE in connection with any problems, warranty claims, or other matters regarding the Search Engine or Web Site. LICENSEE shall make no warranties to End users on behalf of Dataware. LICENSEE agrees to indemnify and hold Dataware harmless from any third party claims based on warranties given in violation of this Agreement.

         6.4 Exclusions. This limited warranty does not cover loss or damage which: (i) occurs in shipment to or from LICENSEE; (ii) is due to improper installation or maintenance, misuse, neglect, or any cause other than ordinary commercial or industrial application; (iii) is due to adjustment, repair or modification by any person other than as expressly authorized in writing by Dataware; (iv) is due to storage or use in an improper environment, excessive or inadequate heating or air conditioning and electrical power failures, surges or other irregularities; or (v) is due to any statement about the Search Engine other than as provided for in this Agreement, unless confirmed in writing by an authorized corporate officer of Dataware.

         Dataware is not responsible for problems caused by computer hardware or computer operating systems (including those making up Web Server or Web Site) which are not compatible with the system specifications required to run the Search Engine as set forth in the Search Engine's user manual, or for problems in the interaction of the Search Engine with non-Dataware software.

7.       LIMITATION OF LIABILITY

         7.1 DATAWARE SHALL NOT BE LIABLE TO LICENSEE OR END USERS OR ANY OTHER PARTY CLAIMING THROUGH OR UNDER LICENSEE FOR ANY LOSS OF PROFITS OR INCOME, LOSS OF DATA, OR OTHER TANGIBLE BUSINESS LOSS OR OTHER CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR SPECIAL LOSS OR DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF DATAWARE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE LICENSES GRANTED HEREUNDER. LICENSEE'S, END USERS' OR ANY OTHER ENTITY'S SOLE AND EXCLUSIVE REMEDIES SHALL BE AS SET FORTH IN SECTIONS 6 AND 11 OF THIS AGREEMENT. EXCEPT FOR INDEMNITY FOR INTELLECTUAL PROPERTY INFRINGEMENT PURSUANT TO SECTION 11, IN N O EVENT SHALL DATAWARE BE LIABLE TO LICENSEE, END USERS, OR ANY OTHER ENTITY CLAIMING THROUGH OR UNDER LICENSEE FOR AMOUNTS IN EXCESS OF THOSE PAID BY LICENSEE TO DATAWARE UNDER THIS AGREEMENT.

         7.2 UNDER NO CIRCUMSTANCE WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, WHETHER OR NOT SUCH DAMAGES ARE
FORESEEABLE AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.       SUPPORT AND MAINTENANCE.

         8.1 Technical Support and Maintenance. Dataware has no obligation to provide technical support or telephone support or training or other support or maintenance under this Agreement.

         8.2 New Versions, Upgrades, Updates and Bug Fixes. Dataware has no obligation to LICENSEE to provide Bug Fixes, as defined below, in the Search Engine that arise after the 30 day warranty period or to produce New Versions, as defined below, of the Search Engine. However, Dataware will promptly furnish to LICENSEE at no charge all Bug Fixes and New Versions which Dataware makes available FREE OF CHARGE to other licensees of the Search Engine. If Dataware licenses New Versions to other licensees, Dataware agrees to offer such New Versions to LICENSEE at the prevailing rate available to such other licensees, where allowable under the terms and conditions of any applicable license agreement. A "Bug Fix" is a rewritten or new section or sections of the Source Code to the Search Engine which corrects an error in the program or prevents a crash or other problem in the operation of the Search Engine or prevents an unwanted side effect in the operation of the Search Engine or provides a missing feature or functionality described in Search Engine product literature, documentation, or marketing materials. A "New Version" is defined as an improved or enhanced or modified version, upgrade, or update of the Search Engine which adds a new function or feature or indexing or viewing capability to the Search
Engine or improves the efficiency of the Search Engine or improves the effectiveness of the Search Engine or improves the capabilities of the Search Engine to integrate with other software or reduces some existing limitation of the Search Engine.

9.       TRADEMARKS; MARKINGS.

         9.1 Trademarks. Subject to Section 9.3, each party hereby grants to the other the limited, nonexclusive right during the term of this Agreement to use the trademarks, trade names and other marketing names used by the other, which in the case of Dataware, shall be limited to trademarks, tradenames and other marketing names associated with InQuery and InFilter, a current list of which is set forth in Exhibit E hereto (the "Trademarks"), in connection with advertising, promotion and marketing of LICENSEE's Web Site and Dataware's products and services and in related product brochures and other materials. Licensee may from time to time attach other or additional trademarks or names to Web Site. Neither party grants any rights other than expressly granted hereunder, and each party hereby agrees to and recognizes the other party's exclusive ownership of its Trademarks and the renown of the other party's Trademarks worldwide. Each party agrees not to take any action inconsistent with such ownership and further agrees to take any action, at the cost of the other party, including without limitation, the conduct of legal proceedings, which the other party deems necessary to establish and preserve its exclusive rights in and to its Trademarks.

         9.2 Markings. Any reproduction of Dataware's Trademarks, logos, symbols and other identifying marks shall be true reproductions.

         9.3 Use of Dataware's and LICENSEE's Trademarks. Each party may use the other party's Trademarks in advertising, marketing and promotional materials subject to the other party's prior written approval, which approval shall not be unreasonably withheld.

         9.4 Copyright Notices. LICENSEE hereby agrees to insert in each Web Site the following notice:

         THE InQUERY(TM) SEARCH ENGINE COPYRIGHT (C)1999, DATAWARE TECHNOLOGIES, INC. ALL RIGHTS RESERVED. (www.dataware.com)

The Dataware InQuery icon, provided to LICENSEE by Dataware, will be included with the copyright notice. This notice will be included in an informational screen display or "about this system" page easily accessible to End Users and prominently in documentation for Web Site, and whatever the LICENSEE copyright notice is displayed.

10.      CONFIDENTIALITY.

         10.1 Confidential Information. The term "Confidential Information" means any technical or non-technical information relating to Dataware, LICENSEE, the Search Engine, Documentation and Web Site, such as Source Code, product plans, costs, prices, names, finances, marketing plans, business opportunities, personnel and the like, which is disclosed by one party ("Disclosing Party") to the other party ("Receiving Party") in a written or other tangible form clearly marked "Confidential" or with a comparable legend. Oral or visual information shall not be considered Confidential Information unless it is designated confidential by Disclosing Party at the time of such oral or visual disclosure, and subsequently reduced to writing clearly marked "Confidential" or with a comparable legend, and sent to Receiving Party within thirty (30) days after such oral or visual disclosure.

         10.2 No Use of Confidential Information for Own Purpose. During the term of this Agreement and thereafter, Receiving Party agrees to keep Confidential Information of Disclosing Party in confidence, and shall neither disclose it to any third party nor use the same for any purposes other than those contained in this Agreement;. Notwithstanding the foregoing, Receiving Party shall have no confidentiality obligation and no use restriction with respect to any information that:

                  (a) the Disclosing Party approves, by prior written consent, Receiving Party to release or disclose to any third parties;

                  (b) the Receiving Party already knows, as evidenced by its written and dated records, when received from Disclosing Party;

                  (c) the Receiving Party receives in good faith from a third party lawfully in possession thereof and having no similar obligation to keep such information confidential;

                  (d) is or becomes publicly known at or after the Receiving Party receives it from Disclosing Party through no fault of Receiving Party;

                  (e) the Receiving Party independently develops without using the Disclosing Party's Confidential Information; or

                  (f) is disclosed pursuant to the requirement of a governmental agency or disclosure is required by operation of law.

         10.3 Injunctive Relief. In recognition of the fact that the unauthorized disclosure, copying, or use of the Source Code could cause irreparable harm and significant injury to Dataware, which may be difficult to measure with certainty or to compensate through damages, LICENSEE agrees that any court of competent jurisdiction shall grant such injunctive or other equitable relief as Dataware may seek to enforce the provisions of this Agreement.

11.      INFRINGEMENT INDEMNITY.

         11.1     Dataware's Indemnity.

                  (a) Dataware shall, at its own expense, defend and hold harmless LICENSEE and its officers, directors, employees, affiliates and subcontractors from and against any third party claim, action, suit, or proceeding alleging that the Search Engine furnished and used within the scope of this Agreement, infringes or violates any third party's patent, copyright, trade secret, or other intellectual property rights; Dataware shall indemnify LICENSEE for all losses, damages and all reasonable expenses and costs incurred by LICENSEE as a result of a final judgment entered against LICENSEE in any such claim, action, suit or proceeding, provided that LICENSEE gives Dataware prompt written notice of any claim, sole authority to defend or settle as it sees fit (except that Dataware may not enter into any agreement that would result in liability to LICENSEE without LICENSEE's prior written consent), and reasonable cooperation (at Dataware's expense).

                  (b) If the Search Engine, in whole or in part, is or in Dataware's opinion may become, the subject of any claim, action, suit or proceeding for infringement of, or if it is judicially determined that the Search Engine, in whole or in part, infringes any third party's patent, copyright, trade secret, or other intellectual property rights, or if the Search Engine's use is enjoined, then Dataware may, at its option and expense: (i) procure for LICENSEE the right to continue the Search Engine's sale and use; or
(ii) modify the Search Engine so as not to infringe such third party's patent, copyright, trade secret, or other intellectual property rights while conforming in all material respects to the Documentation. The foregoing remedial actions shall not affect the payments due hereunder and do not relieve Dataware from its obligations under Section 11.1(a).

         11.2     Limitation on Liability/Exclusive Remedy.

                  (a) Dataware will have no liability under Section 11.1 for any infringement claim based upon: (i) the use or combination of the Search Engine with software, hardware, or other materials not provided by Dataware (other than as permitted or specified in Documentation provided by Dataware to Licensee); and (ii) components or software which were not manufactured by Dataware.

                  (b) SECTIONS 11.1 AND 11.2 STATE DATAWARE'S ENTIRE OBLIGATION AND LIABILITY WITH RESPECT TO ANY CLAIMS OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY OR INTELLECTUAL PROPERTY RIGHT INFRINGEMENT.

12.      LICENSEE'S INDEMNITY.

         LICENSEE shall, at its own expense, defend and hold harmless Dataware and its officers, directors, employees, affiliates and subcontractors from and against any third party claim, action, suit or proceeding alleging that Web Site, excluding Search Engine, infringes any third party's patent, copyright, trade secret, or other intellectual property rights, or based upon any act or omission of LICENSEE. LICENSEE shall indemnify Dataware for all losses, damages and all reasonable expenses and costs incurred by Dataware as a result of a final judgment entered against Dataware in any such claim, action, suit or proceeding; provided that Dataware gives LICENSEE prompt written notice of any such claim, grants LICENSEE control of the defense and any settlement thereof, and reasonably cooperates with LICENSEE at LICENSEE's expense.

13.      TERM.

         The initial term of the license granted to LICENSEE hereunder shall expire three (3) years from the Effective Date of this Agreement (the "Initial Term"). If during the Initial Term, LICENSEE shall pay to Dataware or its designees in excess of $1,000,000 in fees hereunder, the license will renew for additional successive terms of two (2) years, provided that (i) LICENSEE shall pay to Dataware additional licensee fees for use of the Code in connection with any Web Site that is to, in Dataware's reasonable judgment, substantially similar to Web Sites launched by LICENSEE during the Initial Term, which fees the parties shall negotiate in good faith and agree in writing; (ii) LICENSEE shall enter into maintenance and support agreements with Dataware or its designee containing such terms and conditions as the parties shall negotiate in good faith and agree in writing at least thirty (30) days prior to the date of expiry of each preceding term; and (iii) LICENSEE otherwise complies with the terms and conditions of this Agreement. If during the Initial Term, LICENSEE fails to pay to Dataware or its designee in excess of $1,000,000 in fees hereunder, the license will renew for additional successive terms of two (2) years, provided that (i) LICENSEE shall pay to Dataware additional license fees for use of the Code in connection with any Web Site, which fees the parties shall negotiate in good faith and agree in writing at least thirty (30) days prior to the date of expiry of each preceding term; (ii) LICENSEE shall enter into maintenance and support agreements with Dataware or its designee containing such terms and conditions as the parties shall negotiate in good faith and agree in writing at least thirty (30) days prior to the date of expiry of each preceding term; and (iii) LICENSEE otherwise complies with the terms and conditions of this Agreement and such other terms and conditions as the parties shall negotiate in good faith and agree in writing at least thirty (30) days prior to the date of expiry of each preceding term. The term of this Agreement shall commence on the Effective Date and continue so long as any license granted hereunder remains in force and effect, unless this Agreement is earlier terminated in accordance with Section 13.

14.      TERMINATION.

         14.1 Termination for Cause by Either Party. Either party may, by written notice to the other party, terminate this Agreement based upon the occurrence of any one or more of the following events:

                  (a) Upon the failure of the other party to pay any monies when payable hereunder, if such default continues for fifteen (15) business days or ore after written notice to the other party.

                  (b) Upon material breach of this Agreement, including (without limitation) failure of the other party to observe, keep or perform any of the covenants, terms or conditions herein if such failure has not been cured within forty five (45) days after written notice as provided for in section 14.3; or

                  (c) If the other party ceases to function as a going concern or to conduct its operations in the normal course of business.

         14.2 Termination by Dataware. Dataware may, by written notice to LICENSEE, terminate this Agreement upon the occurrence of any one or more of the following events, subject to the cure period set forth in Section 14.3:

                  (a) In the event LICENSEE or its sublicensees are in breach of Sections 2, 3, 4, 6.3, 9,
10 or 12 of this Agreement.

                  (b) In the event LICENSEE or its sublicensees fail to fully comply with any and all governmental laws and regulations pertaining to the Web Site.

         14.3 Termination Process and cure Period. Upon written notice by either party to the other, via certified mail, return receipt requested, stating the intent to terminate this Agreement and the reason(s) for termination, the other party will have forty five e(45) days in which to cure or remove any legitimate violations or defaults stated in such termination letter. If such violations or defaults have not been removed or cured by the end of such forty five (45) day period, termination will be effective as of the end of such forty five (45) day period. THIS PROVISION SHALL NOT APPLY IN RELATION TO ANY DEFAULT IN PAYMENTS DUE FROM LICENSEE UNDER THIS AGREEMENT, EXCEPT IN THE EVENT OF, AND ONLY TO THE EXTENT OF, A GOOD FAITH DISPUTE.

         14.4 Effect of  Termination.  Upon  termination  or  expiration of this
Agreement:

                  (a) All licenses and rights granted to LICENSEE under this Agreement shall terminate; provided, however, that LICENSEE's rights to operate the Web Site including the Search Engine and LICENSEE's sublicensee's rights as of the termination or expiration date of this Agreement shall continue for sixty
(60) days from the date of termination without cause or expiration of this Agreement, subject to payment by LICENSEE of payments, if any, in accordance with the terms of this Agreement.

                  (b) LICENSEE shall promptly return to Dataware all Source Code for the Search Engine, marketing and selling materials, all manuals, all technical data and all other documents and copies thereof previously supplied by Dataware, except such documents as are necessary for LICENSEE to provide support to End Users;

                  (c) LICENSEE shall cease using Dataware's Trademarks and refrain thereafter from representing itself as a LICENSEE of Dataware;

                  (d) Any other rights of either party which may have accrued up to the date of such termination or expiration shall not be affected.

15.      GENERAL TERMS.

         15.1 Assignment. Neither party may assign this Agreement in whole or in part without the other party's prior written consent which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement and its right and obligations hereunder to a third party in connection with a merger, consolidation, or sale of all, or substantially all of its assets without the other party's prior written consent.

         15.2 Right to Enter Agreement. Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

         15.3 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed effective when mailed by registered or certified mail, postage prepaid, and received by the party at its respective address and representative as set forth on the signature page below. Either party may change its address by written notice to the other.

         15.4 Severability and Headings. If any of the provisions, or portions thereof, of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

         15.5 Non-Waiver. No term or provisions hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

         15.6 Force Majeure. If the performance of this Agreement, or any obligation hereunder, except the making of payments hereunder, is prevented, restricted or interfered with by reason of fire, flood, earthquake, acts of God, explosion or other casualty of war, labor dispute, inability to procure or obtain delivery of parts, supplies or power, violence, any law, order, regulation , ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control oft he affected party, the party so affected, upon giving prompt notice to the other party, will be excused from such performance to the extent of such prevention, restriction or interference.

         15.7 Independent Contractor. The parties' relationship shall be solely that of cooperative independent contractors and nothing contained in this Agreement shall be construed to make either party an agent, co-venturer, representative or principal of the other for any purpose, and neither party shall have any right whatsoever to incur any liability or obligation on behalf of or binding upon the other party.

         15.8  Survival.  Sections  2.3, 4.1, 4.2, 7, 10, 11, 12, 14.4 and 15 of
this Agreement shall survive the termination of this Agreement.

         15.9 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

         15.10 Entire Agreement; Amendment. This Agreement, including Exhibits A to D inclusive, which are hereby incorporated into and made a part of this Agreement, constitute the final, complete, exclusive and entire agreement between the parties with respect to the subject matter hereof and supersedes any previous proposals, negotiations, agreements, arrangements, or warranties, whether verbal or written, made between the parties with respect to such subject matter. It is expressly understood and agreed that any form or request submitted by LICENSEE to Dataware shall be subject to the provisions of this Agreement, and in no event shall the terms and conditions set forth in such form or request, whether it is Dataware's standard or not, be applicable to the transactions between the parties under this Agreement. This Agreement shall control over any additional or conflicting term in any of LICENSEE's forms or requests. This Agreement may only be amended or modified by mutual agreement of authorized representatives of the parties in writing.



WORDCRUNCHER INTERNET TECHNOLOGIES INC.      DATAWARE TECHNOLOGIES, INC.

By:    /S/                                   By:    /S/
   -----------------------------------          --------------------------------
Name:  Martin Creer
                                             Name:  Grant Challenger
Title:  VP Product Development
                                             Title:  Director of Tunnels
Date:  2/22/99
                                             Date:  7/22/99


                                                     EXHIBIT A

                                                 LICENSEE PRODUCTS

The following table describes each Web Site:
--------------------]------------------]-------------------]------------------]------------------]--------------------
Web Hosting         ] Location of Web  ]  Base URL         ]  Target Market   ]  Territory       ]  Other Features
Company or          ] Server           ]                   ]                  ]                  ]
organization        ]                  ]                   ]                  ]                  ]
--------------------]------------------]-------------------] -----------------]------------------]--------------------
WCTI                ] Utah             ]  www.spyhop.com   ]  Research  and   ]  US Domestic     ]  Source Code with
                    ]                  ]                   ]  Development     ]                  ]  Internal Web Site
--------------------] -----------------]-------------------]- ----------------]------------------]--------------------
U.S.A., To Be       ] U.S.A., To Be    ]  www.spyhop.com   ]  Business Portal ]  US Domestic     ]  Object Code with
Determined          ] Determined       ]                   ]                  ]                  ]  a Web Site
--------------------] -----------------]-------------------]------------------]------------------]--------------------


This Exhibit A may be amended or modified from time to time by mutual  agreement of authorized  representatives  of the parties in writing, or by payment of fees defined in Exhibit C.


                                    EXHIBIT B

                           SEARCH ENGINE AND DELIVERY


1.       Search Engine

         The Search Engine shall consist of all current versions of the InQuery retrieval system, including Versions 4.3 and 5.0, in object and executable code and source code formats for Microsoft NT version 4.0 and Sun Solaris operating systems, and other platform versions which may be developed by or for Dataware, except that C-Tree will be delivered in object and executable code format only. The Search Engine will also include any New Versions of InQuery through 5.x which may be created by or for Dataware. The Search Engine also includes the current version and New Versions of the InFilter filtering and routing engine and the language modules.

2.       Operating Systems:

   -     Microsoft NT 4.0,
   -     Sun Solaris
   - Other operating systems which may be supported by Dataware in the future
   - NEW VERSIONS OF THE FINAL PRODUCT CREATED BY LICENSEE INCLUDING PORTS TO OPERATING SYSTEMS NOT SUPPORTED BY DATAWARE, MAYBE SUBLICENSED AND DISTRIBUTED BY LICENSEE UNDER THIS AGREEMENT, BUT LICENSEE UNDERSTANDS THAT DATAWARE WILL NOT PROVIDE SUPPORT OR MAINTENANCE OR TRAINING OR CONSULTING OF ANY KIND FOR SUCH NEW VERSIONS

         Languages

The InQuery and InFilter components of the Search Engine will function in t he English language as shipped by Dataware. Dataware will furnish to LICENSEE existing source code developed by Dataware for an application of InQuery version
4.3 to enable THE USE OF THE SEARCH ENGINE WITH THE FINAL PRODUCT IN EUROPEAN LANGUAGE VERSIONS. LICENSEE ACKNOWLEDGES AND AGREES THAT NO VERSION OF INQUIRY OTHER THAN VERSION 4.3 WILL ENABLE THE USE OF THE SEARCH ENGINE WITH THE FINAL PRODUCT IN EUROPEAN LANGUAGE VERSIONS WITHOUT MODIFICATION BY LICENSEE. LICENSEE assumes all responsibility for developing functionality in languages other than English.


3.       Delivery Milestones

Dataware hereby agrees to the following delivery schedule:

LICENSEE will be provided FTP access to download the Search Engine and the Source Code for the Search Engine within one (1) Business Day of the Effective Date of this Agreement so long as any and all payments due on the Effective Date shall have been successfully wire transferred to Dataware or its designee as of the Effective Date (provided however, that LICENSEE acknowledges and agrees that certain portions of the Source Code for certain versions may take a few additional days to be made available, but that at least that amount of source code necessary for Licensee to commence project work with the Search Engine will be accessible initially). Dataware will notify LICENSEE promptly when Bug Fixes or New Versions have been developed and distributed to other licensees of the Search Engine and simultaneously provide LICENSEE with FTP access to download the Bug Fixes and the Source Code for the New Versions.


                                    EXHIBIT C

                                      FEES


LICENSEE shall pay to Dataware or its designee $350,000 upon the Effective Date of this Agreement in connection with LICENSEE's incorporation of Object Code with a Web Site hosted on a Web Server in the United States and having the URL, target market and other features described in Exhibit A, and use of Source Code in support of the authorized use of the Search Engine.

If Licensee sues Code in connection with any additional Web Site, whether hosted on a different Web Server, or having a different URL or target market, or comprising a mirror site, LICENSEE shall pay to Dataware or its designee $250,000 as follows: $50,000 shall be due upon commencement of development of the additional Web Site and the remaining $200,000 shall be due upon the posting of any portion of the Web Site to a Web Server.

If during the Initial Term, LICENSEE shall pay to Dataware or its designee in excess of $1,000,000 in fees hereunder, LICENSEE shall have no obligation to pay to Dataware additional license fees for use of the Code in connection with additional Web Sites that are, in Dataware's reasonable judgment, substantially similar to Web Sites launched by LICENSEE during the Initial Term, provided that LICENSEE otherwise complies with the terms of this Agreement.


                                    EXHIBIT D

                                   TRADEMARKS


Dataware  Trademarks  (used  and/or  registered)  Associated  with  InQuery  and
Infilter

InQuery (TM)
Best Passage
Automatic Collection Selection
Smart Merge
Local Context Analysis
InFinder
InFilter
Dataware
Contextual Thesaurus


LICENSEE Trademarks